Item 77Q1(g)

Form of Agreement and Plan of Reorganization between JPMorgan Trust I and JPMorgan Trust II, governing the reorganization of JPMorgan Dynamic Growth Fund into JPMorgan Large Cap Growth Fund.  Incorporated herein by reference to the Registrant’s Registration Statement on Form N-14 as filed with the Securities and Exchange Commission on June 30, 2017 (Accession Number 0001193125-17-220257).